EXHIBIT 10.3
VERTEX ENERGY, INC.

FIRST AMENDMENT TO
CLAWBACK AND FORFEITURE POLICY

Approved by the Board of Directors on November 6, 2023

1.Effective as of October 2, 2023 (the “Effective Date”), that certain Clawback and Forfeiture Policy of Vertex Energy, Inc. (“Vertex”), as adopted by Vertex’s Board of Directors on December 12, 2022 (the “Policy”)1, is amended as follows:

Section 5.5 of Policy shall be amended and restated, effective as of the Effective Date, to read as follows:

“5.5     [Reserved].”
2.    This First Amendment to Clawback and Forfeiture Policy shall amend only the provision of the Policy as set forth herein. Those provisions of the Policy not expressly amended shall be considered in full force and effect. Capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Policy.
3.This First Amendment to Clawback and Forfeiture Policy shall be read in connection with, and shall be an integral part of, the Policy.
4.The Committee or its delegate shall provide notice and seek written acknowledgment of this First Amendment to Clawback and Forfeiture Policy from each Covered Employee as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as a Covered Employee; provided, however, that failure to obtain such acknowledgment shall have no impact on the enforceability of this First Amendment to Clawback and Forfeiture Policy.
IN WITNESS WHEREOF, Vertex has caused this First Amendment to Clawback and Forfeiture Policy to be executed by its duly authorized representative on this sixth day of November 2023.
Vertex Energy, Inc.

By:________________________
Its:________________________
Printed Name:_______________________
1 https://www.sec.gov/Archives/edgar/data/890447/000138713122012383/ex99-2.htm

Vertex Energy, Inc.
First Amendment to Clawback and Forfeiture Policy
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